                                                                    EXHIBIT 23.7
                                                                    ------------



                  CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.


We hereby consent to the use of our name and to the description of our opinion letter, dated June 24, 1999, and to the inclusion of such letter as an exhibit to the registration statement on Form S-4 and related joint proxy / prospectus of AnswerThink Consulting Group, Inc. and THINK New Ideas, Inc.


/s/ Raymond James & Associates

RAYMOND JAMES & ASSOCIATES, INC.

St. Petersburg, Florida
September 14, 1999